Exhibit 99.4

From: The Desk of Glen Post

Subject: CenturyLink announces acquisition of Qwest

Dear Colleagues,

I am very pleased to announce this morning that CenturyLink has reached an agreement to purchase Qwest through a tax free, stock-for-stock transaction, valued at $22.4 billion. Upon close, CenturyLink will be a national, industry-leading communications company. If the companies had been combined as of December 31, 2009, we would have had approximately 50,000 employees, 5 million broadband customers, 17 million access lines, 1.4 million video customers, pro forma revenues in excess of $19 billion and an enterprise value of approximately $40 billion. We expect the transaction to be complete in the first half of 2011, after approvals by shareholders and regulators.

The headquarters for the combined company will remain in Monroe. Bill Owens will remain chairman of the board, I will remain chief executive officer, Stewart Ewing will remain chief financial officer and Karen Puckett will remain chief operating officer. Chris Ancell, currently Qwest’s executive vice president of Business Markets Group, will lead the Business Markets Group and report to me. The remainder of the combined company’s leadership team will be announced as decisions are finalized. Following the close of the transaction, the board of directors of CenturyLink will add four members from the current Qwest board, including Edward A. Mueller, Qwest’s chairman and chief executive officer.

At noon Central time, I will host an audiocast and conference call for all CenturyLink employees. You will receive details on how to join that event in a separate e-mail.

CenturyLink will be an even more effective competitor as a result of this transaction, which will provide us greater scale, scope and expertise. This acquisition will also increase the diversity of our revenue, which will strengthen our company by making us less dependent on any one area of our business for revenue growth. In addition, the transaction is expected to generate synergies and efficiencies, primarily through the reduction of corporate overhead, elimination of duplicate functions and systems and increased operational efficiencies. All of these factors will better position our combined company to compete against cable and wireless substitution.

A key factor in both our past and future success is the ability of our team to take advantage of acquisition opportunities. The boards and senior management of both companies are confident that the combination of the assets and people of our two companies will create an even stronger company. This decision is a vote of confidence in CenturyLink’s long history of successfully acquiring and integrating strategic assets and in the capabilities of our employees.

In addition to the decision that our headquarters will remain in Monroe, we have decided to maintain a key operational presence in Denver, including a regional headquarters, the Qwest Business Markets Group and other functions to be determined. Other organizational and operational decisions will be made over the coming months and will continue after the transaction is complete. You should look for additional information in future updates.

This transaction will provide significant benefits for our shareholders, customers and communities, and I believe it will create new opportunities for many employees of both companies. During this period of approvals and integration, I ask that you continue to work in support of our five strategic focus areas (hyperlink). If you receive any media calls related to the transaction, please forward those calls to the appropriate person as outlined by our media policy (hyperlink). I thank all of you for your continued support and focus on providing our customers with great service and for working to ensure CenturyLink continues as a strong and successful company for years to come.

Glen

Forward Looking Statements
Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Qwest’s operations into CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the ability of the combined company to effectively adjust to changes in the communications industry and to successfully introduce new product or service offerings on a timely and cost-effective basis; any adverse developments in commercial disputes or legal proceedings; the ability of the combined company to utilize net operating losses in amounts projected; changes in our future cash requirements; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Qwest’s reports filed with the Securities and Exchange Commission (SEC).  There can be no assurance that the proposed acquisition will in fact be consummated.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the acquisition or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CenturyLink and Qwest undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information
CenturyLink and Qwest plan to file a joint proxy statement/prospectus with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Qwest, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Qwest, 1801 California Street, Denver, Colorado 80202, Attention: Shareholder Relations, 51st Floor. The respective directors and executive officers of CenturyLink and Qwest and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 7, 2010, and information regarding Qwest directors and executive officers is available in its proxy statement filed with the SEC by Qwest on March 17, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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